UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2011

THE WILLIAMS COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918/573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 16, 2011, The Williams Companies, Inc. (the “Company”) confirmed that it remains willing to acquire all of the outstanding common stock of Southern Union Company (“Southern Union”) for $44.00 per share in cash. The Company conveyed its acquisition proposal via a letter to the Special Committee of the Board of Directors of Southern Union.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release issued by the Company today in connection with the acquisition proposal.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is the form of merger agreement delivered by the Company to Southern Union today in connection with the acquisition proposal (the “Proposed Merger Agreement”).

Attached hereto as Exhibit 99.3 and incorporated herein by reference is a blackline version of the Proposed Merger Agreement that shows the updates made to the form of merger agreement delivered by the Company to Southern Union in connection with the Company’s July 14, 2011 acquisition proposal.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of The Williams Companies, Inc., dated August 16, 2011.

99.2	Form of Agreement and Plan of Merger by and among The Williams Companies, Inc., Williams Merger Subsidiary, Inc. and Southern Union Company.

99.3	Blackline Version of the Form of Agreement and Plan of Merger by and among The Williams Companies, Inc., Williams Merger Subsidiary, Inc. and Southern Union Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Sarah C. Miller
Sarah C. Miller
Assistant Secretary

DATED: August 16, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Williams Companies, Inc., dated August 16, 2011.

99.2	Form of Agreement and Plan of Merger by and among The Williams Companies, Inc., Williams Merger Subsidiary, Inc. and Southern Union Company.

99.3	Blackline Version of the Form of Agreement and Plan of Merger by and among The Williams Companies, Inc., Williams Merger Subsidiary, Inc. and Southern Union Company.